EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES SECOND QUARTER 2017 RESULTS

VERO BEACH, Fla., (August 7, 2017) – Bimini Capital Management, Inc. (OTCBB:BMNM), ("Bimini Capital," "Bimini," or the "Company"), today announced results of operations for the three month period ended June 30, 2017.

Second Quarter 2017 Highlights

•	Net income of $0.6 million, or $0.05 per common share
•	Book value per share of $5.75
•	Company to discuss results on Tuesday, August 8, 2017, at 10:00 AM ET

Details of Second Quarter 2017 Results of Operations

The Company reported net income of $0.6 million for the three month period ended June 30, 2017.   The results for the quarter included net interest income of $0.6 million, net losses on mortgage backed securities and derivative instruments of $0.9 million, gains on retained interests of $0.5 million, advisory services revenue of $1.8 million, dividends on Orchid Island Capital, Inc. ("Orchid") common stock of $0.6 million, fair value adjustments on Orchid common stock of $(0.2) million and operating expenses of $1.4 million.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini.  As Manager, Bimini is responsible for administering Orchid's business activities and day-to-day operations.  Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel.

Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period.  For the three months ended June 30, 2017, Bimini's statement of operations included a fair value adjustment of $(0.2) million and dividends of $0.6 million from its investment in Orchid common stock.  Also during the three months ended June 30, 2017, Bimini recorded $1.8 million in advisory services revenue for managing Orchid's portfolio consisting of $1.4 million of management fees and $0.4 million in overhead reimbursement.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio ("PT MBS") and the structured MBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  The table below details the changes to the respective sub-portfolios during the quarter.
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - March 31, 2017	$122,027,743	$2,351,743	$1,514,136	$3,865,879	$125,893,622
Securities purchased	19,219,818	-	-	-	19,219,818
Return of investment	NA	(216,443)	(83,462)	(299,905)	(299,905)
Pay-downs	(2,303,636)	NA	NA	NA	(2,303,636)
Premium lost due to pay-downs	(197,640)	NA	NA	NA	(197,640)
Mark to market gains (losses)	263,982	(74,472)	(18,794)	(93,266)	170,716
Market Value - June 30, 2017	$139,010,267	$2,060,828	$1,411,880	$3,472,708	$142,482,975

The tables below present the allocation of capital between the respective portfolios at June 30, 2017 and March 31, 2017, and the return on invested capital for each sub-portfolio for the three month period ended June 30, 2017.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 4.2% and (1.1)%, respectively, for the second quarter of 2017.  The combined portfolio generated a return on invested capital of approximately 2.6%.
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2017
Market value	$139,010,267	$2,060,828	$1,411,880	$3,472,708	$142,482,975
Cash equivalents and restricted cash(1)	6,813,851	-	-	-	6,813,851
Repurchase agreement obligations	(134,632,521)	-	-	-	(134,632,521)
Total(2)	$11,191,597	$2,060,828	$1,411,880	$3,472,708	$14,664,305
% of Total	76.3%	14.1%	9.6%	23.7%	100.0%
March 31, 2017
Market value	$122,027,743	$2,351,743	$1,514,136	$3,865,879	$125,893,622
Cash equivalents and restricted cash(1)	5,078,720	-	-	-	5,078,720
Repurchase agreement obligations	(118,048,957)	-	-	-	(118,048,957)
Total(2)	$9,057,506	$2,351,743	$1,514,136	$3,865,879	$12,923,385
% of Total	70.1%	18.2%	11.7%	29.9%	100.0%

(1)	Amount excludes restricted cash of $173,420 and $243,360 at June 30, 2017 and March 31, 2017, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter Ended June 30, 2017
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Interest income (loss) (net of repo cost)	$896,098	$10,098	$38,779	$48,877	$944,975
Realized and unrealized gains (losses)	66,342	(74,472)	(18,794)	(93,266)	(26,924)
Hedge losses(1)	(580,125)	NA	NA	NA	(580,125)
Total Return	$382,315	$(64,374)	$19,985	$(44,389)	$337,926
Beginning capital allocation	$9,057,506	$2,351,743	$1,514,136	$3,865,879	$12,923,385
Return on invested capital for the quarter(2)	4.2%	(2.7)%	1.3%	(1.1)%	2.6%

(1)	Excludes losses of approximately $251,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the second quarter of 2017, the Company received approximately $2.6 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate ("CPR") of approximately 9.9% for the second quarter of 2017.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):
	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
June 30, 2017	5.9	20.4	9.9
March 31, 2017	4.8	18.8	8.8
December 31, 2016	5.5	27.3	11.1
September 30, 2016	9.4	19.7	13.6
June 30, 2016	7.8	20.4	12.6
March 31, 2016	11.8	16.6	14.3

Portfolio

The following tables summarize the MBS portfolio as of June 30, 2017 and December 31, 2016:
($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
June 30, 2017
Fixed Rate MBS	$139,010	97.6%	4.27%	343	1-Jul-47	NA	NA	NA
Total PT MBS	139,010	97.6%	4.27%	343	1-Jul-47	NA	NA	NA
Interest-Only Securities	2,061	1.4%	3.47%	238	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	1,412	1.0%	5.34%	284	25-Apr-41	NA	6.55%	NA
Total Structured MBS	3,473	2.4%	4.23%	256	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$142,483	100.0%	4.27%	341	1-Jul-47	NA	NA	NA
December 31, 2016
Fixed Rate MBS	$124,299	95.4%	4.24%	347	1-Oct-46	NA	NA	NA
Total PT MBS	124,299	95.4%	4.24%	347	1-Oct-46	NA	NA	NA
Interest-Only Securities	2,654	2.0%	3.48%	245	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	3,349	2.6%	5.52%	325	25-Dec-46	NA	3.25%	NA
Total Structured MBS	6,003	4.6%	4.62%	290	25-Dec-46	NA	NA	NA
Total Mortgage Assets	$130,302	100.0%	4.26%	344	25-Dec-46	NA	NA	NA

($ in thousands)
	June 30, 2017		December 31, 2016
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$130,327	91.5%	$120,961	92.8%
Freddie Mac	11,821	8.3%	8,870	6.8%
Ginnie Mae	335	0.2%	471	0.4%
Total Portfolio	$142,483	100.0%	$130,302	100.0%

	June 30, 2017	December 31, 2016
Weighted Average Pass Through Purchase Price	$110.22	$110.31
Weighted Average Structured Purchase Price	$6.02	$6.74
Weighted Average Pass Through Current Price	$107.88	$107.54
Weighted Average Structured Current Price	$8.26	$10.40
Effective Duration (1)	3.859	4.769

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates.  An effective duration of 3.859 indicates that an interest rate increase of 1.0% would be expected to cause a 3.859% decrease in the value of the MBS in the Company's investment portfolio at June 30, 2017.  An effective duration of 4.769 indicates that an interest rate increase of 1.0% would be expected to cause a 4.769% decrease in the value of the MBS in the Company's investment portfolio at December 31, 2016. These figures include the structured securities in the portfolio but not the effect of the Company's funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of June 30, 2017, the Company had outstanding repurchase obligations of approximately $134.6 million with a net weighted average borrowing rate of 1.32%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $142.4 million.  At June 30, 2017, the Company's liquidity was approximately $7.0 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of outstanding borrowings under repurchase obligations at June 30, 2017.
($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
ED&F Man Capital Markets, Inc.	$46,155	34.3%	1.26%	$2,339	60
South Street Securities, LLC	34,477	25.6%	1.35%	1,665	22
KGS - Alpha Capital Markets, L.P.	27,205	20.2%	1.35%	1,380	19
Citigroup Global Markets, Inc.	15,925	11.8%	1.38%	1,785	45
Mirae Asset securities (USA) Inc.	10,871	8.1%	1.34%	569	91
	$134,633	100.0%	1.32%	$7,738	43

(1)
Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of June 30, 2017, such instruments were comprised entirely of Eurodollar futures contracts.

The tables below present information related to outstanding Eurodollar futures contracts at June 30, 2017.
($ in thousands)
As of June 30, 2017
	Repurchase Agreement Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2017	$60,000	1.49%	1.42%	$(23)
2018	60,000	1.90%	1.68%	(134)
2019	60,000	2.32%	1.95%	(226)
2020	60,000	2.60%	2.17%	(261)
2021	60,000	2.80%	2.37%	(259)
Total / Weighted Average	$60,000	2.30%	1.97%	$(903)

($ in thousands)
As of June 30, 2017
	Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2017	$26,000	2.08%	1.42%	$(86)
2018	26,000	1.84%	1.68%	(43)
2019	26,000	1.63%	1.95%	82
2020	26,000	1.95%	2.17%	57
2021	26,000	2.22%	2.37%	38
Total / Weighted Average	$26,000	1.93%	1.97%	$48

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

Book Value Per Share

The Company's Book Value Per Share at June 30, 2017 was $5.75.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At June 30, 2017, the Company's stockholders' equity was $72.6 million, with 12,631,627 Class A Common shares outstanding.

Management Commentary

Commenting on the second quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The developments that began to unfold during the first quarter and early second quarter of 2017 continued during the balance of the second quarter and early third quarter.  Economic data – particularly inflation data – softened significantly. The Trump administration (the "Administration") appears to have lost most, if not all, of its momentum with respect to its legislative agenda.  The Administration's attempts to repeal and replace the Affordable Care Act thus far have failed and the Administration will now likely face a political battle over the budget and debt ceiling early this fall.  The Administration momentum has been further sapped by the ongoing investigation into potential collusion with Russian officials in the 2016 presidential election.  The Federal Reserve (the "Fed"), despite the fact that it raised rates by another 25 basis points in June and may announce a tapering of its asset purchases in September, has turned more dovish of late, particularly the Chairwoman of the Fed.

"The equity markets were flush with optimism as we entered 2017, and with a pro-business administration taking the rein in Washington, risk assets generally rallied. The stock market has continued to rally into the second and early third quarter, although not for the reasons anticipated.  The economic data has been generally soft.  Inflation data has made a significant reversal, and now all measures of consumer inflation are well below levels seen at the end of 2016.  Initially the Fed, in particular the Chairwoman, discounted the softness due to short-term, transitory causes such as cellular phone and prescription drug cost declines that were viewed as unsustainable.  This rhetoric has reversed and recent comments from the Fed chair and other members of the FOMC  suggest the Fed has become quite concerned with the level and direction of inflation measures.  The market – especially the Euro Dollar and U.S. treasury futures markets, including Fed Funds futures – have priced out most future Fed rate hikes.  Current pricing implies at most one more full rate hike by the end of 2018.  This is in sharp contrast to projections published by the Fed as recently as June 14th, which call for one more rate hike this year and three next year and a terminal rate near 3 percent.  While the market still expects the Fed to announce a tapering of its re-investment of maturing U.S. treasury and MBS holdings – likely after the conclusion of its September meeting – the market views any such actions as likely to suppress already low inflation and the interest rate curve flattened. During the second quarter, the spread between the 5-year and 30-year U.S. treasuries declined from approximately 110 basis points at the beginning of the second quarter to less than 95 basis points at quarter end.  The absence of meaningful inflationary pressures is pervasive – as both Europe and Asia are experiencing subdued inflation as well.  As a result of these developments, the equity markets have rallied.  However, the factors that fueled the optimism at the end of 2016 never materialized and the market is faced with a vastly different reality.  The prospect of robust growth, fiscal stimulus, renewed inflationary pressures and higher rates have been replaced with expectations for less Fed rate hiking, low inflation, and lower long-term rates.

"During the second quarter of 2017 yields on benchmark U.S. treasury securities were slightly higher on the curve out to 4 years – reflecting the 25 basis point hike in June.  Yields beyond the 4 year point of the curve declined modestly. The mortgage market had mixed results for the second quarter.  Current coupon, 30-year mortgages traded at slightly tighter spreads to comparable duration U.S. treasuries at the end of the quarter, tightening approximately 2 basis points, and tightening another 4 basis points since the end of the quarter.  Higher coupon mortgages underperformed comparable duration U.S. treasuries and lower coupon mortgages.  Prepayment speeds remained subdued despite the rally in longer maturities of the U.S. treasury curve.  We experienced mark to market losses on our funding hedge positions as a result of this significant shift in expectations surrounding monetary policy going forward.  With the widening in higher coupon, fixed rate mortgages – our core holding – there was no offsetting price appreciation on the asset side.

"Outside of market developments, advisory services revenue benefited from growth at Orchid Island during the second quarter. Growth in advisory services revenue should enable us to grow our portfolio operations as mentioned above. The Company's retained interests continue to cash flow and add to funds available for deployment in the portfolio, although such cash flows moderated somewhat in the current quarter."

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of June 30, 2017, and December 31, 2016, and the unaudited consolidated statements of operations for the six and three months ended June 30, 2017 and 2016.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	June 30, 2017	December 31, 2016
ASSETS
Mortgage-backed securities	$142,482,975	$130,301,989
Cash equivalents and restricted cash	6,987,271	5,651,437
Investment in Orchid Island Capital, Inc.	14,987,555	15,108,240
Accrued interest receivable	541,201	512,760
Retained interests	644,128	1,113,736
Deferred tax assets, net	63,596,315	63,833,063
Other assets	6,239,597	6,349,179
Total Assets	$235,479,042	$222,870,404

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$134,632,521	$121,827,586
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	1,445,681	2,091,480
Total Liabilities	162,882,642	150,723,506
Stockholders' equity	72,596,400	72,146,898
Total Liabilities and Stockholders' Equity	$235,479,042	$222,870,404
Class A Common Shares outstanding	12,631,627	12,631,627
Book value per share	$5.75	$5.71

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2017	2016	2017	2016
Interest income	$2,561,649	$1,842,540	$1,268,974	$1,025,076
Interest expense	(606,755)	(301,973)	(323,561)	(174,069)
Net interest income, before interest on junior subordinated notes	1,954,894	1,540,567	945,413	851,007
Interest expense on junior subordinated notes	(597,879)	(539,972)	(305,695)	(276,361)
Net interest income	1,357,015	1,000,595	639,718	574,646
Losses on MBS and derivative agreements	(1,274,739)	(1,845,659)	(858,437)	(489,400)
Net portfolio income (loss)	82,276	(845,064)	(218,719)	85,246
Other income	3,679,928	5,296,906	2,727,314	2,281,906
Expenses	(3,032,945)	(2,723,798)	(1,433,405)	(1,353,853)
Net Income before income tax provision	729,259	1,728,044	1,075,190	1,013,299
Income tax provision	294,100	680,355	425,816	411,601
Net income	$435,159	$1,047,689	$649,374	$601,698

Basic and Diluted Net Income Per Share of:
CLASS A COMMON STOCK	$0.03	$0.08	$0.05	$0.05
CLASS B COMMON STOCK	$0.03	$0.08	$0.05	$0.05

	Three Months Ended June 30,
Key Balance Sheet Metrics	2017	2016
Average MBS(1)	$134,188,299	$110,017,168
Average repurchase agreements(1)	126,340,739	103,259,144
Average stockholders' equity(1)	72,268,126	69,492,490

Key Performance Metrics
Average yield on MBS(2)	3.78%	3.73%
Average cost of funds(2)	1.02%	0.67%
Average economic cost of funds(3)	1.51%	0.91%
Average interest rate spread(4)	2.76%	3.06%
Average economic interest rate spread(5)	2.27%	2.82%

(1)	Average MBS, repurchase agreements and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.  In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Tuesday, August 8, 2017, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 65204287.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com